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Ryan Hymel, EVP and Chief Financial Officer
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Playa Hotels & Resorts N.V. Reports Second Quarter 2022 Results

Fairfax, VA, August 4, 2022 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and six months ended June 30, 2022.

Three Months Ended June 30, 2022 Results

▪Net Income was $30.5 million compared to a Net Loss of $7.8 million in 2021
▪Adjusted Net Income(1) was $24.9 million compared to an Adjusted Net Loss of $9.6 million in 2021
▪Net Package RevPAR increased 79.8% over 2021 to $271.40, driven by a 25.2 percentage point increase in Occupancy and a 19.4% increase in Net Package ADR
▪Owned Resort EBITDA(1) increased 126.7% versus 2021 to $72.8 million
▪Owned Resort EBITDA Margin(1) increased 8.3 percentage points versus 2021 to 34.3%
▪Adjusted EBITDA(1) increased 169.3% versus 2021 to $61.7 million
▪Adjusted EBITDA Margin(1) increased 10.4 percentage points versus 2021 to 28.8%

Six Months Ended June 30, 2022 Results

▪Net Income was $73.3 million compared to a Net Loss of $77.5 million in 2021
▪Adjusted Net Income(1) was $56.7 million compared to an Adjusted Net Loss of $60.5 million in 2021
▪Net Package RevPAR increased 128.1% over 2021 to $276.06, driven by a 33.0 percentage point increase in Occupancy and a 25.9% increase in Net Package ADR
▪Owned Resort EBITDA(1) increased 314.8% versus 2021 to $160.3 million
▪Owned Resort EBITDA Margin(1) increased 18.3 percentage points versus 2021 to 37.8%
▪Adjusted EBITDA(1) increased 579.3% versus 2021 to $138.6 million
▪Adjusted EBITDA Margin(1) increased 22.2 percentage points versus 2021 to 32.4%

(1)    See “Definitions of Non-U.S. GAAP Measures and Operating Statistics” for a description of how we compute Adjusted Net Income/(Loss), Owned Resort EBITDA, Owned Resort EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP financial figures included in this press release, as well as reconciliations of such non-GAAP financial figures to the most directly comparable financial measures calculated in accordance with GAAP.

"Playa had another excellent quarter and continues to execute on our strategy of delivering a high-quality experience at attractive prices to both our guests and our stakeholders. Our value proposition is resonating with guests, as our Occupancy rate in the second quarter improved to a post-pandemic high, our NPS scores remain at healthy levels, and our bookings pace remains strong.

I am very excited and encouraged by the progress in Jamaica, reporting the highest Occupancy rate of any segment during the second quarter as flight capacity and international passenger arrivals into Montego Bay accelerated meaningfully. The removal of COVID-19 related travel restrictions in April have helped both leisure and MICE demand in Jamaica, with the segment leading the way in bookings for 2023 in recent months. Jamaica was our best performing segment prior to the pandemic and we continue to believe there is room for ADR improvement as the recovery catches up with Mexico and the Dominican Republic.

We continued to see solid guest demand, with our second half 2022 booked revenue position remaining well ahead of last year and MICE group bookings for 2023 building a base to carry momentum into next year."

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following tables set forth information with respect to the operating results of our total portfolio and comparable portfolio for the three and six months ended June 30, 2022 and 2021 ($ in thousands):
Total Portfolio

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change		2022	2021	Change
Occupancy	75.1%	49.9%	25.2	pts	73.7%	40.7%	33.0	pts
Net Package ADR	$361.29	$302.71	19.4%		$374.35	$297.31	25.9%
Net Package RevPAR	$271.40	$150.98	79.8%		$276.06	$121.05	128.1%
Total Net Revenue (1)	$214,089	$124,424	72.1%		$427,314	$199,720	114.0%
Owned Net Revenue (2)	$212,091	$123,603	71.6%		$423,752	$198,430	113.6%
Owned Resort EBITDA (3)	$72,773	$32,098	126.7%		$160,310	$38,643	314.8%
Owned Resort EBITDA Margin	34.3%	26.0%	8.3	pts	37.8%	19.5%	18.3	pts
Other corporate (4)	$12,412	$9,635	28.8%		$24,063	$19,029	26.5%
Management Fee Revenue	$1,343	$452	197.1%		$2,400	$796	201.5%
Adjusted EBITDA (5)	$61,704	$22,915	169.3%		$138,647	$20,410	579.3%
Adjusted EBITDA Margin	28.8%	18.4%	10.4	pts	32.4%	10.2%	22.2	pts
Comparable Portfolio (6)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change		2022	2021	Change
Occupancy	75.1%	51.8%	23.3	pts	73.7%	42.4%	31.3	pts
Net Package ADR	$361.29	$302.75	19.3%		$374.36	$298.41	25.5%
Net Package RevPAR	$271.40	$156.77	73.1%		$276.06	$126.46	118.3%
Total Net Revenue (1)	$214,087	$124,380	72.1%		$427,313	$198,573	115.2%
Owned Net Revenue (2)	$212,089	$123,559	71.6%		$423,751	$197,283	114.8%
Owned Resort EBITDA (3)	$72,775	$32,839	121.6%		$160,132	$39,945	300.9%
Owned Resort EBITDA Margin	34.3%	26.6%	7.7	pts	37.8%	20.2%	17.6	pts
Other corporate (4)	$12,412	$9,635	28.8%		$24,063	$19,029	26.5%
Management Fee Revenue	$1,343	$452	197.1%		$2,400	$796	201.5%
Adjusted EBITDA (5)	$61,706	$23,656	160.8%		$138,469	$21,712	537.8%
Adjusted EBITDA Margin	28.8%	19.0%	9.8	pts	32.4%	10.9%	21.5	pts

(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue and Corporate Revenue.
(3)A description of how we compute Owned Resort EBITDA and a reconciliation of net income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)Other corporate includes revenue generated by The Playa Collection of $0.4 million and $0.7 million for the three and six months ended June 30, 2022, respectively, which represents licensing, marketing and other support fees.
(5)A description of how we compute Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(6)For the three months ended June 30, 2022, the comparable portfolio excludes Capri Resort, which was sold in June 2021. For the six months ended June 30, 2022, the comparable portfolio excludes the Dreams Puerto Aventuras, which was sold in February 2021, and Capri Resort which was sold in June 2021.

Balance Sheet

As of June 30, 2022, we held $348.8 million in cash and cash equivalents, with no restricted cash balance. Total interest-bearing debt was $1,115.3 million, comprised of our Senior Secured Term Loan due 2024 and Property Loan due 2025. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of June 30, 2022, there was no balance outstanding on our $68.0 million Revolving Credit Facility.
Earnings Call

The Company will host a conference call to discuss its second quarter results on Friday, August 5, 2022 at 11:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (888) 317-6003 for domestic participants and (412) 317-6061 for international participants. The conference ID number is 3810500. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, August 5, 2022. This replay will run through Friday, August 12, 2022. The access number for a taped replay of the conference call is (877) 344-7529 or (412) 317-0088 using the following conference ID number: 9774071. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.
About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of June 30, 2022, Playa owned and/or managed a total portfolio consisting of 22 resorts (8,366 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Wyndham Alltra Cancún, Wyndham Alltra Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa owns two resorts in the Dominican Republic that are managed by a third-party and manages five resorts on behalf of third-party owners. Playa's strategy is to leverage its globally recognized brand partnerships and proprietary in-house direct booking capabilities to capitalize on the growing popularity of the all-inclusive resort model and reach first-time all-inclusive consumers in a cost-effective manner. We believe that this strategy should position us to generate attractive returns for our shareholders, build lasting relationships with our guests, and enhance the lives of our associates and the communities in which we operate.
Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect our current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa's Annual Report on Form 10-K, filed with the SEC on February 24, 2022, as updated by Playa's Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2022, and as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts or other airline service/capacity issues, the short and longer-term demand for travel, the global economy and the local economies where we own resorts and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the pandemic, government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccines and treatment therapies, the rate of public adoption of COVID-19 vaccines and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates, inflation and consumer discretionary spending, among others. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.
“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.
“Owned Net Revenue” represents Net Package Revenue and Net Non-package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.
“Management Fee Revenue” is derived from fees earned for managing resorts owned by third parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability.
“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost Reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating income (loss) or net income (loss).
The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three and six months ended June 30, 2022 and 2021 ($ in thousands):
Total Portfolio

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Package Revenue
Comparable Net Package Revenue	$175,941	$101,628	$355,967	$163,066
Non-comparable Net Package Revenue	—	(13)	—	632
Net Package Revenue	175,941	101,615	355,967	163,698

Net Non-package Revenue
Comparable Net Non-package Revenue	36,803	22,300	68,946	34,711
Non-comparable Net Non-package Revenue	2	57	1	515
Net Non-package Revenue	36,805	22,357	68,947	35,226

Management Fee Revenue
Comparable Management Fee Revenue	1,343	452	2,400	796
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	1,343	452	2,400	796

Total Net Revenue
Comparable Total Net Revenue	214,087	124,380	427,313	198,573
Non-comparable Total Net Revenue	2	44	1	1,147
Total Net Revenue	214,089	124,424	427,314	199,720
Compulsory tips	5,098	3,410	9,495	5,347
Cost Reimbursements	2,080	969	4,032	1,482
Total revenue	$221,267	$128,803	$440,841	$206,549

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Owned Resort EBITDA, and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. EBITDA and Adjusted EBITDA (as defined below) include corporate expenses, which are overhead costs that are essential to support the operation of the Company, including the operations and development of our resorts. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
•Other income or expense
•Pre-opening expense
•Transaction expenses
•Severance expense
•Other tax expense
•Gain on property damage insurance proceeds
•Share-based compensation
•Loss on extinguishment of debt
•Other items, which may include but are not limited to the following: contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms and impairment losses.
We include the non-service cost components of net periodic pension cost or benefit recorded within other income or expense in the Condensed Consolidated Statements of Operations in calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue.
“Owned Resort EBITDA” represents Adjusted EBITDA before corporate expenses and Management Fee Revenue.
“Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue.
Adjusted Net Income (Loss)
“Adjusted Net Income (Loss)” represents net income or loss attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to transaction expenses.
Usefulness and Limitation of Non-U.S. GAAP Measures
We believe that each of Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Total Net Revenue, Net Package ADR, Net Package RevPAR and Net Direct Expenses are useful to investors as they reflect our operating results by excluding compulsory tips. These tips have a margin of zero and do not represent our operating results.
We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other income or expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines a portion of the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
We believe that Owned Resort EBITDA and Owned Resort EBITDA Margin are useful to investors as they allow investors to measure resort-level performance and profitability by excluding expenses not directly tied to our resorts, such as corporate expenses, and excluding ancillary revenues not derived from our resorts, such as management fee revenue. We believe Owned Resort EBITDA is also helpful to investors that use it in estimating the value of our resort portfolio. Management uses these measures to monitor property-level performance and profitability.
A reconciliation of EBITDA, Adjusted EBITDA and Owned Resort EBITDA to net income or loss as computed under U.S. GAAP is presented below.
Adjusted Net (Loss) Income is non-GAAP performance measure that provides meaningful comparisons of ongoing operating results, by removing from net income or loss the impact of items that do not reflect our normalized operations. A reconciliation of net income or loss as computed under U.S. GAAP to Adjusted Net Income (Loss) is presented below.
Our non-U.S. GAAP financial measures are not substitutes for revenue, net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, our non-U.S. GAAP financial measures should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Owned Resort EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, Comparable Owned Resort EBITDA, Comparable Total Net Revenue, Comparable Net Package Revenue and Comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period.

Our comparable resorts for the three months ended June 30, 2022 excludes Capri Resort, which was sold in June 2021. Our comparable resorts for the six months ended June 30, 2022 exclude the Dreams Puerto Aventuras, which was sold in February 2021, and Capri Resort, which was sold in June 2021.
A reconciliation of net income or loss as computed under U.S. GAAP to comparable Adjusted EBITDA is presented below. For a reconciliation of Comparable Net Package Revenue, Comparable Net Non-package Revenue, Comparable Management Fee Revenue and Comparable Total Net Revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net income (loss) to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Owned Resort EBITDA for the three and six months ended June 30, 2022 and 2021 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$30,525	$(7,768)	$73,272	$(77,513)
Interest expense	12,892	18,950	22,060	37,117
Income tax provision (benefit)	1,286	(12,452)	2,900	(14,403)
Depreciation and amortization	19,628	20,017	39,128	40,900
EBITDA	64,331	18,747	137,360	(13,899)
Other (income) expense (a)	(5,756)	628	(5,242)	1,334
Share-based compensation	2,910	3,450	6,266	6,629
Transaction expense (b)	611	139	802	718
Severance expense	—	—	—	1,287
Other tax (income) expense (c)	(240)	(2)	—	161
Impairment loss	—	—	—	24,011
Loss on sale of assets	9	375	9	648
Non-service cost components of net periodic pension cost	(161)	(422)	(548)	(479)
Adjusted EBITDA	61,704	22,915	138,647	20,410
Other corporate (d)(e)	12,412	9,635	24,063	19,029
Management fee income	(1,343)	(452)	(2,400)	(796)
Owned Resort EBITDA	72,773	32,098	160,310	38,643
Less: Non-comparable Owned Resort EBITDA	(2)	(741)	178	(1,302)
Comparable Owned Resort EBITDA (f)	$72,775	$32,839	$160,132	$39,945

(a)    Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: system implementations, debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Relates primarily to a Dominican Republic asset tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision or benefit we eliminate from EBITDA.
(d)    For the three months ended June 30, 2022 and 2021, represents corporate salaries and benefits of $8.8 million for 2022 and $6.9 million for 2021, professional fees of $2.0 million for 2022 and $1.6 million for 2021, corporate rent and insurance of $1.0 million for 2022 and $0.8 million for 2021, and corporate travel, software licenses, board fees and other miscellaneous corporate expenses of $1.0 million for 2022 and $0.4 million for 2021, in addition to $0.4 million of revenue generated by The Playa Collection in 2022.
(e)    For the six months ended June 30, 2022 and 2021, represents corporate salaries and benefits of $17.1 million for 2022 and $13.0 million for 2021, professional fees of $3.9 million for 2022 and $3.5 million for 2021, corporate rent and insurance of $2.0 million for 2022 and $1.6 million for 2021, and corporate travel, software licenses, board fees and other miscellaneous corporate expenses of $1.8 million for 2022 and $0.9 million for 2021, in addition to $0.7 million of revenue generated by The Playa Collection in 2022.
(f)    Comparable resorts for the three months ended June 30, 2022 exclude Capri Resort, which was sold in June 2021. Comparable resorts for the six months ended June 30, 2022 exclude the Dreams Puerto Aventuras, which was sold in February 2021, and Capri Resort, which was sold in June 2021.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net income (loss) to Adjusted Net Income (Loss) for the three and six months ended June 30, 2022 and 2021 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$30,525	$(7,768)	$73,272	$(77,513)
Reconciling items
Transaction expense	611	139	802	718
Change in fair value of interest rate swaps (a)	(6,266)	(1,960)	(17,393)	(4,597)
Impairment loss	—	—	—	24,011
Severance expense	—	—	—	1,287
Total reconciling items before tax	(5,655)	(1,821)	(16,591)	21,419
Income tax provision for reconciling items	—	23	—	(4,419)
Total reconciling items after tax	(5,655)	(1,798)	(16,591)	17,000
Adjusted net income (loss)	$24,870	$(9,566)	$56,681	$(60,513)

(a)    Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations.
The following table presents the impact of Adjusted Net Income (Loss) on our diluted earnings or loss per share for the three and six months ended June 30, 2022 and 2021 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted net income (loss)	$24,870	$(9,566)	$56,681	$(60,513)

Earnings (loss) per share - Diluted	$0.18	$(0.05)	$0.44	$(0.48)
Total reconciling items impact per diluted share	(0.03)	(0.01)	(0.10)	0.10
Adjusted earnings (loss) per share - Diluted	$0.15	$(0.06)	$0.34	$(0.38)

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of June 30,	As of December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$348,797	$270,088
Restricted cash	—	23,489
Trade and other receivables, net	58,948	45,442
Accounts receivable from related parties	13,708	7,981
Inventories	19,595	18,076
Prepayments and other assets	33,861	38,640
Property and equipment, net	1,558,236	1,584,574
Derivative financial instruments	706	—
Goodwill, net	61,654	61,654
Other intangible assets	7,084	7,632
Total assets	$2,102,589	$2,057,576
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$165,219	$160,222
Payables to related parties	7,435	5,050
Income tax payable	540	828
Debt	915,401	944,847
Related party debt	195,860	194,472
Derivative financial instruments	—	22,543
Other liabilities	30,959	29,882
Deferred tax liabilities	71,333	68,898
Total liabilities	$1,386,747	$1,426,742
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 168,237,855 shares issued and 166,029,851 shares outstanding as of June 30, 2022 and 166,646,284 shares issued and 164,438,280 shares outstanding as of December 31, 2021)	18,696	18,518
Treasury shares (at cost, 2,208,004 shares as of June 30, 2022 and December 31, 2021)	(16,697)	(16,697)
Paid-in capital	1,183,468	1,177,380
Accumulated other comprehensive loss	(13,201)	(18,671)
Accumulated deficit	(456,424)	(529,696)
Total shareholders' equity	715,842	630,834
Total liabilities and shareholders' equity	$2,102,589	$2,057,576

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Package	$180,682	$104,780	$364,791	$168,674
Non-package	37,162	22,602	69,618	35,597
Management fees	1,343	452	2,400	796
Cost reimbursements	2,080	969	4,032	1,482
Total revenue	221,267	128,803	440,841	206,549
Direct and selling, general and administrative expenses
Direct	119,125	79,534	225,965	139,755
Selling, general and administrative	41,478	28,550	78,717	53,218
Depreciation and amortization	19,628	20,017	39,128	40,900
Reimbursed costs	2,080	969	4,032	1,482
Impairment loss	—	—	—	24,011
Loss on sale of assets	9	375	9	648
Direct and selling, general and administrative expenses	182,320	129,445	347,851	260,014
Operating income (loss)	38,947	(642)	92,990	(53,465)
Interest expense	(12,892)	(18,950)	(22,060)	(37,117)
Other income (expense)	5,756	(628)	5,242	(1,334)
Net income (loss) before tax	31,811	(20,220)	76,172	(91,916)
Income tax (provision) benefit	(1,286)	12,452	(2,900)	14,403
Net income (loss)	$30,525	$(7,768)	$73,272	$(77,513)

Earnings (loss) per share
Basic	$0.18	$(0.05)	$0.44	$(0.48)
Diluted	$0.18	$(0.05)	$0.44	$(0.48)
Weighted average number of shares outstanding during the period - Basic	165,894,797	164,119,693	165,819,508	162,482,673
Weighted average number of shares outstanding during the period - Diluted	167,249,294	164,119,693	167,088,771	162,482,673

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of June 30, 2022
($ in millions)

	Maturity			Applicable Rate	LTM Interest (5)
Debt	Date	# of Years	Balance
Revolving credit facility ($68.0 million) (1)	Jan-24	1.6	$—	4.15%	$0.4
Term loan (2)	Apr-24	1.8	912.0	5.40%	56.7
Term loan (Additional $93.3 million) (3)	Apr-24	1.8	93.3	9.30%	8.8
Property loan	Jul-25	3.0	110.0	9.25%	10.3
Total debt (4)			$1,115.3	6.10%	$76.2
Less: cash and cash equivalents			(348.8)
Net debt			$766.5

(1)As of June 30, 2022, the total available borrowing capacity under our Revolving Credit Facility was $68.0 million. The interest rate on any outstanding balances of our $68.0 million Revolving Credit Facility is L+400 bps with no LIBOR floor. As of June 30, 2022, the commitment fee on undrawn balances of our Revolving Credit Facility was 0.5%.
(2)The interest rate on our Term Loan is L+275 bps with a LIBOR floor of 1.0%. The interest rate on our Term Loan was 5.40% as of June 30, 2022, which includes the LIBOR rate that was locked in June for the one-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.
(3)Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. On July 27, 2021, we repaid $0.7 million of the principal balance. The remaining $93.3 million is broken into three tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $27.3 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1.0%. The weighted average interest rate is 9.30%.
(4)Excludes $3.6 million of unamortized discounts, $6.3 million of unamortized deferred financing costs, and $5.9 million financing lease obligation as of June 30, 2022.
(5)Represents last twelve months' interest expense and commitment fee. The amortization of deferred financing costs and discounts is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended June 30, 2022 and 2021

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	75.0%	52.0%	23.0	pts	$408.66	$328.38	24.4%	$306.44	$170.77	79.4%	$69,977	$45,067	55.3%	$25,974	$13,022	99.5%	37.1%	28.9%	8.2	pts
Pacific Coast	926	75.4%	59.8%	15.6	pts	$455.27	$339.20	34.2%	$343.12	$202.93	69.1%	33,496	20,514	63.3%	13,910	7,078	96.5%	41.5%	34.5%	7.0	pts
Dominican Republic	2,644	74.5%	45.0%	29.5	pts	$291.89	$257.73	13.3%	$217.60	$115.90	87.7%	64,860	33,888	91.4%	20,747	7,926	161.8%	32.0%	23.4%	8.6	pts
Jamaica	1,428	76.2%	48.9%	27.3	pts	$357.33	$304.51	17.3%	$272.33	$149.03	82.7%	43,758	24,134	81.3%	12,142	4,072	198.2%	27.7%	16.9%	10.8	pts
Total Portfolio	7,124	75.1%	49.9%	25.2	pts	$361.29	$302.71	19.4%	$271.40	$150.98	79.8%	$212,091	$123,603	71.6%	$72,773	$32,098	126.7%	34.3%	26.0%	8.3	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	75.0%	58.7%	16.3	pts	$408.66	$328.51	24.4%	$306.44	$192.68	59.0%	$69,975	$45,023	55.4%	$25,976	$13,763	88.7%	37.1%	30.6%	6.5	pts
Pacific Coast	926	75.4%	59.8%	15.6	pts	$455.27	$339.20	34.2%	$343.12	$202.93	69.1%	33,496	20,514	63.3%	13,910	7,078	96.5%	41.5%	34.5%	7.0	pts
Dominican Republic	2,644	74.5%	45.0%	29.5	pts	$291.89	$257.73	13.3%	$217.60	$115.90	87.7%	64,860	33,888	91.4%	20,747	7,926	161.8%	32.0%	23.4%	8.6	pts
Jamaica	1,428	76.2%	48.9%	27.3	pts	$357.33	$304.51	17.3%	$272.33	$149.03	82.7%	43,758	24,134	81.3%	12,142	4,072	198.2%	27.7%	16.9%	10.8	pts
Total Comparable Portfolio	7,124	75.1%	51.8%	23.3	pts	$361.29	$302.75	19.3%	$271.40	$156.77	73.1%	$212,089	$123,559	71.6%	$72,775	$32,839	121.6%	34.3%	26.6%	7.7	pts

Highlights

Yucatán Peninsula
•Comparable Owned Net Revenue for the three months ended June 30, 2022 increased $25.0 million, or 55.4%, compared to the three months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 16.3 percentage points compared to the three months ended June 30, 2021, driven by an increase in demand from Canadian, European and South American sourced guests and higher meetings, incentives, conventions and events (“MICE”) group business;
•a 24.4% increase in Comparable Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $11.92 favorable Net Package ADR impact compared to the three months ended June 30, 2021 as a result of the change in billing methodology of an online travel agency (“OTA”), which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Net Package ADR would have been $396.74.
Compared to the same period in 2019, for our current portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Net Package ADR for the three months ended June 30, 2022 increased by $129.62, or 46.5%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $110.77, or 39.7%.
•Comparable Owned Resort EBITDA for the three months ended June 30, 2022 increased $12.2 million, or 88.7%, compared to the three months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Comparable Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the three months ended June 30, 2021.

•Operating results during the period were impacted by a higher rate of expense inflation in the second quarter of 2022 as compared to 2021; increased food and beverage expenses on a per guest basis, primarily driven by our initiative to deliver an exceptional customer experience and cost pressure from supply constraints; and an increase in utilities expenses due to a global increase in energy prices.
Compared to the same period in 2019, for our current portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Owned Resort EBITDA for the three months ended June 30, 2022 increased by $7.6 million, or 41.7%.

Pacific Coast
•Owned Net Revenue for the three months ended June 30, 2022 increased $13.0 million, or 63.3%, compared to the three months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 15.6 percentage points compared to the three months ended June 30, 2021, driven by an increase in MICE group room nights, which recovered back to our second quarter 2019 MICE group room night mix;
•a 34.2% increase in Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $11.54 favorable Net Package ADR impact compared to the three months ended June 30, 2021 as a result of the change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Net Package ADR would have been $443.73.
Compared to the same period in 2019, Net Package ADR for the three months ended June 30, 2022 increased by $159.79, or 54.1%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $142.41, or 48.2%.
•Owned Resort EBITDA for the three months ended June 30, 2022 increased $6.8 million, or 96.5%, compared to the three months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the three months ended June 30, 2021.
•Operating results during the period were impacted by a higher rate of expense inflation in the second quarter of 2022 as compared to 2021; increased food and beverage expenses on a per guest basis, primarily driven by our initiative to deliver an exceptional customer experience and cost pressure from supply constraints; and an increase in utilities expenses due to a global increase in energy prices.
Compared to the same period in 2019, Owned Resort EBITDA for the three months ended June 30, 2022 increased by $5.3 million, or 62.3%.
Dominican Republic
•Owned Net Revenue for the three months ended June 30, 2022 increased $31.0 million, or 91.4%, compared to the three months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 29.5 percentage points compared to the three months ended June 30, 2021, driven by an increase in demand from European and Canadian sourced guests and MICE groups;
•a 13.3% increase in Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts, partially offset by our externally managed properties, whose rates remain significantly depressed versus our Playa-managed properties; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.

Compared to the same period in 2019, Net Package ADR for the three months ended June 30, 2022 increased by $109.52, or 60.1%. This increase was driven by the opening of the premium-positioned Hyatt Ziva and Hyatt Zilara Cap Cana resorts in the fourth quarter of 2019 and the renovation of the Hilton La Romana All-Inclusive Resort in 2019.
•Owned Resort EBITDA for the three months ended June 30, 2022 increased $12.8 million, or 161.8%, compared to the three months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the three months ended June 30, 2021.
•Operating results during the period were impacted by a higher rate of expense inflation in the second quarter of 2022 as compared to 2021; increased food and beverage expenses on a per guest basis, primarily driven by our initiative to deliver an exceptional customer experience and cost pressure from supply constraints; and an increase in utilities expenses due to a global increase in energy prices.
Compared to the same period in 2019, Owned Resort EBITDA for the three months ended June 30, 2022 increased by $15.7 million, or 311.4%. Owned Resort EBITDA of our Playa-managed properties in this segment increased $18.3 million, or 2577.1%, driven by the opening of the premium-positioned Hyatt Ziva and Hyatt Zilara Cap Cana resorts in the fourth quarter of 2019 and the renovation of the Hilton La Romana All-Inclusive Resort in 2019.
The segment's performance was weighed down by our two externally managed properties, which have lagged behind our globally branded resorts in the segment with respect to package rate gains and, as a result, are yielding significantly lower margins. Owned Resort EBITDA of our externally managed properties decreased $2.6 million, or 44.4%, compared to the three months ended June 30, 2019.
Jamaica
•Owned Net Revenue for the three months ended June 30, 2022 increased $19.6 million, or 81.3%, compared to the three months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 27.3 percentage points compared to the three months ended June 30, 2021, driven by an increase in demand from Canadian, European and South American sourced guests and MICE groups, and local governments easing COVID-19 related restrictions during the second quarter of 2022;
•a 17.3% increase in Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.
Compared to the same period in 2019, our current portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Net Package ADR for the three months ended June 30, 2022 increased by $38.35, or 12.0%.
•Owned Resort EBITDA for the three months ended June 30, 2022 increased $8.1 million, or 198.2%, compared to the three months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the three months ended June 30, 2021.
•Operating results during the period were impacted by a higher rate of expense inflation in the second quarter of 2022 as compared to 2021; increased food and beverage expenses on a per guest basis, primarily driven by our initiative to deliver an exceptional customer experience and cost pressure from supply constraints; and an increase in utilities expenses due to a global increase in energy prices.
Compared to the same period in 2019, for our current portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Owned Resort EBITDA for the three months ended June 30, 2022 increased by $0.4 million, or 3.0%.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Six Months Ended June 30, 2022 and 2021

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	73.4%	46.8%	26.6	pts	$418.78	$311.22	34.6%	$307.59	$145.60	111.3%	$138,606	$78,670	76.2%	$55,432	$20,196	174.5%	40.0%	25.7%	14.3	pts
Pacific Coast	926	71.0%	44.0%	27.0	pts	$454.96	$330.29	37.7%	$323.11	$145.39	122.2%	62,600	29,135	114.9%	26,454	7,563	249.8%	42.3%	26.0%	16.3	pts
Dominican Republic	2,644	75.9%	35.5%	40.4	pts	$308.28	$266.65	15.6%	$234.04	$94.73	147.1%	134,524	54,769	145.6%	49,124	9,592	412.1%	36.5%	17.5%	19.0	pts
Jamaica	1,428	71.9%	37.7%	34.2	pts	$384.33	$295.96	29.9%	$276.41	$111.51	147.9%	88,022	35,856	145.5%	29,300	1,292	2,167.8%	33.3%	3.6%	29.7	pts
Total Portfolio	7,124	73.7%	40.7%	33.0	pts	$374.35	$297.31	25.9%	$276.06	$121.05	128.1%	$423,752	$198,430	113.6%	$160,310	$38,643	314.8%	37.8%	19.5%	18.3	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	73.4%	53.3%	20.1	pts	$418.78	$314.43	33.2%	$307.59	$167.73	83.4%	$138,605	$77,523	78.8%	$55,254	$21,498	157.0%	39.9%	27.7%	12.2	pts
Pacific Coast	926	71.0%	44.0%	27.0	pts	$454.96	$330.29	37.7%	$323.11	$145.39	122.2%	62,600	29,135	114.9%	26,454	7,563	249.8%	42.3%	26.0%	16.3	pts
Dominican Republic	2,644	75.9%	35.5%	40.4	pts	$308.28	$266.65	15.6%	$234.04	$94.73	147.1%	134,524	54,769	145.6%	49,124	9,592	412.1%	36.5%	17.5%	19.0	pts
Jamaica	1,428	71.9%	37.7%	34.2	pts	$384.33	$295.96	29.9%	$276.41	$111.51	147.9%	88,022	35,856	145.5%	29,300	1,292	2,167.8%	33.3%	3.6%	29.7	pts
Total Comparable Portfolio	7,124	73.7%	42.4%	31.3	pts	$374.36	$298.41	25.5%	$276.06	$126.46	118.3%	$423,751	$197,283	114.8%	$160,132	$39,945	300.9%	37.8%	20.2%	17.6	pts
Highlights

Yucatán Peninsula
•Comparable Owned Net Revenue for the six months ended June 30, 2022 increased $61.1 million, or 78.8%, compared to the six months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 20.1 percentage points compared to the six months ended June 30, 2021, driven by an increase in demand from Canadian, European and South American sourced guests and higher MICE group business;
•a 33.2% increase in Comparable Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $14.61 favorable Net Package ADR impact compared to the six months ended June 30, 2021 as a result of the change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Comparable Net Package ADR would have been $404.17.
Compared to the same period in 2019, our current portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Net Package ADR for the six months ended June 30, 2022 increased by $118.18, or 39.3%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $99.74, or 33.2%.
•Comparable Owned Resort EBITDA for the six months ended June 30, 2022 increased $33.8 million, or 157.0%, compared to the six months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Comparable Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the six months ended June 30, 2021.
Compared to the same period in 2019, for our current portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Owned Resort EBITDA for the six months ended June 30, 2022 increased by $9.5 million , or 20.7%.

Pacific Coast
•Owned Net Revenue for the six months ended June 30, 2022 increased $33.5 million, or 114.9%, compared to the six months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 27.0 percentage points compared to the six months ended June 30, 2021, driven by an increase in group room nights, which were only modestly below the group room night mix for the same period in 2019;
•a 37.7% increase in Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $12.30 favorable Net Package ADR impact compared to the six months ended June 30, 2021 as a result of the change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Net Package ADR would have been $442.66.
Compared to the same period in 2019, Net Package ADR for the six months ended June 30, 2022 increased by $133.58, or 41.6%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $117.30, or 36.5%.
•Owned Resort EBITDA for the six months ended June 30, 2022 increased $18.9 million, or 249.8%, compared to the six months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the six months ended June 30, 2021.
Compared to the same period in 2019, Owned Resort EBITDA for the six months ended June 30, 2022 increased by $5.5 million, or 26.2%.
Dominican Republic
•Owned Net Revenue for the six months ended June 30, 2022 increased $79.8 million, or 145.6%, compared to the six months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 40.4 percentage points compared to the six months ended June 30, 2021, driven by an increase in demand from European and Canadian sourced guests and MICE groups;
•a 15.6% increase in Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts, partially offset by our externally managed properties, whose rates remain significantly depressed versus our Playa-managed properties; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.
Compared to the same period in 2019, Net Package ADR for the six months ended June 30, 2022 increased by $97.69, or 46.4%. This increase was driven by the opening of the premium-positioned Hyatt Ziva and Hyatt Zilara Cap Cana resorts in the fourth quarter of 2019 and the renovation of the Hilton La Romana All-Inclusive Resort in 2019.
•Owned Resort EBITDA for the six months ended June 30, 2022 increased $39.5 million, or 412.1%, compared to the six months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the six months ended June 30, 2021.
Compared to the same period in 2019, Owned Resort EBITDA for the six months ended June 30, 2022 increased by $30.6 million, or 165.4%. Owned Resort EBITDA of our Playa-managed properties in this segment increased $38.2 million, or 1511.2%, driven by the opening of the premium-positioned Hyatt Ziva and Hyatt Zilara Cap Cana resorts in the fourth quarter of 2019 and the renovation of the Hilton La Romana All-Inclusive Resort in 2019.

The segment's performance was weighed down by our two externally managed properties, which have lagged behind our globally branded resorts in the segment with respect to package rate gains and, as a result, are yielding significantly lower margins. Owned Resort EBITDA of our externally managed properties decreased $7.6 million, or 47.7%, compared to the six months ended June 30, 2019.
Jamaica
•Owned Net Revenue for the six months ended June 30, 2022 increased $52.2 million, or 145.5%, compared to the six months ended June 30, 2021. The increase was due to the following:
•Occupancy rate increasing 34.2 percentage points compared to the six months ended June 30, 2021, driven by an increase in demand from Canadian, European and South American sourced guests and MICE groups, and local governments easing COVID-19 related restrictions during the second quarter of 2022. The recovery in Jamaica continued to improve but remained depressed as this segment suffered the greatest impact from the Omicron variant with disrupted bookings in January as a result of more stringent COVID-19 related travel restrictions;
•a 29.9% increase in Net Package ADR as a result of direct booking contributions, increasing MICE group guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.
Compared to the same period in 2019, for our current portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Net Package ADR for the six months ended June 30, 2022 increased by $34.35, or 9.8%. The recovery in Jamaica continued to improve but remains depressed due to more stringent COVID-19 related travel restrictions for much of the first half of the year compared to the other regions where we operate.
•Owned Resort EBITDA for the six months ended June 30, 2022 increased $28.0 million, or 2,167.8%, compared to the six months ended June 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses compared to the six months ended June 30, 2021.
Compared to the same period in 2019, for our current portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Owned Resort EBITDA for the six months ended June 30, 2022 decreased by $2.6 million, or 8.1%.

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